UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RING ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RING ENERGY, INC.

901 West Wall St., 3rd Floor

Midland, TX 79702

(432) 682-7464

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 11, 2018

November 14, 2018

Dear Ring Energy Stockholder:

We are pleased to invite you to attend the 2018 Annual Meeting of Stockholders of Ring Energy, Inc. The Annual Meeting will be held on December 11, 2018, at 10:00 a.m., Central Standard Time, at the Hilton Garden Inn Midland, located at 1301 North Loop #250 West, Midland, TX 79706.

The enclosed Notice of Annual Meeting and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting. In addition, there will be a report on the state of our business and an opportunity for you to ask questions of our management.

You may vote your shares by submitting a proxy by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the Annual Meeting. The proxy card describes your voting options in more detail. Our report to the stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2017, and our Quarterly Report on Form 10-Q for the period ended September 30, 2018, also accompany the proxy statement.

The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future. We appreciate your ownership of Ring’s common stock, and we hope you can join us at the Annual Meeting.

Sincerely,

/s/ Kelly Hoffman

Kelly Hoffman
Chief Executive Officer

RING ENERGY, INC.

901 West Wall St., 3rd Floor

Midland, TX 79702

(432) 682-7464

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 11, 2018

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Ring Energy, Inc., a Nevada corporation, will be held on December 11, 2018, at 10:00 a.m., Central Standard Time, at the Hilton Garden Inn Midland, located at 1301 North Loop #250 West, Midland, TX 79706.

You will be asked to consider and to pass the resolutions below:

(1)	to elect six directors to serve on our Board of Directors until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	to approve on a non-binding, advisory basis, the compensation of our Named Executive Officers;

(3)	to ratify the Audit Committee’s appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(4)	to transact such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

The Notice of Annual Meeting and Proxy Statement herein provide further information on the Company’s performance and corporate governance and describe the matters to be presented at the Annual Meeting. Our Board of Directors has fixed the close of business on November 13, 2018, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices during normal business hours for a period of ten (10) calendar days prior to the Annual Meeting and will also be available during the Annual Meeting for inspection by stockholders.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE.

We thank you for your continued support and look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

/s/ William R. Broaddrick
Midland, Texas	William R. Broaddrick
November 14, 2018	Chief Financial Officer, Corporate Secretary and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 11, 2018

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2018 Annual Meeting of Stockholders and
the Annual Report to Stockholders for the year ended December 31, 2017, are available on Ring Energy, Inc.’s website,

www.ringenergy.com.

RING ENERGY, INC.

PROXY STATEMENT

RING ENERGY, INC.

901 West Wall St., 3rd Floor

Midland, TX 79702

(432) 682-7464

PROXY STATEMENT

FOR

THE 2018 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Ring Energy, Inc. of proxies for use at the 2018 Annual Meeting of Stockholders of Ring Energy, Inc. to be held at the Hilton Garden Inn Midland, located at 1301 North Loop #250 West, Midland, TX 79706, on December 11, 2018, at 10:00 a.m., Central Standard Time, or any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

Unless the context requires otherwise, references in this proxy statement to “Ring,” the “Company,” “we,” “us” and “our” are to Ring Energy, Inc., a Nevada corporation, and its consolidated subsidiaries. Unless the context otherwise requires, references to the “stockholders” are to the holders of shares of our common stock, par value $0.001 per share (“Common Stock”).

This proxy statement and accompanying form of proxy are being mailed to our stockholders on or about November 23, 2018. Our Annual Report on Form 10-K (the “Annual Report”) covering the year ended December 31, 2017, and our Quarterly Report on Form 10-Q covering the period ended September 30, 2018, are enclosed, but do not form any part of the materials for solicitation of proxies.

PROXY STATEMENT SUMMARY

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This summary does not contain all of the information you should consider, and you should carefully read the Proxy Statement in its entirety before voting. Additional information regarding the Company and its performance in 2017 can be found in our annual report on Form 10-K for the year ended December 31, 2017. This proxy statement, our 2017 annual report and a proxy card are first being sent or distributed to stockholders on or about November 23, 2018.

2018 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	December 11, 2018, at 10:00 a.m., Central Standard Time
Location:	Hilton Garden Inn Midland, 1301 North Loop #250 West, Midland, TX 79706
Record Date:	November 13, 2018
Proxy Voting:	Stockholders as of the close of business on the Record Date are entitled to vote. Each share of Common Stock is entitled to one vote by proxy or at the Annual Meeting.

PROPOSALS AND BOARD RECOMMENDATIONS
	Proposal	Board Recommendation
No. 1	Election of six directors to serve on our Board of Directors until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	FOR each nominee
No. 2	Advisory Vote to Approve Named Executive Officer Compensation.	FOR
No. 3	Ratification of the Audit Committee’s appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	FOR

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2017 PERFORMANCE HIGHLIGHTS

•	Significant Production Growth – We increased our production approximately 64% for the year ended December 31, 2017. Production for the year was 1,438,647 BOE, as compared to production of 878,066 BOE for the year ended December 31, 2016.

•	Poised for Steady, Sustained Reserve and Production Growth – During 2017, we drilled 47 horizontal development wells, 5 vertical development wells and 3 science wells in Texas. We completed and placed on production 27 horizontal wells and 7 vertical wells, leaving 20 horizontal wells drilled but not yet completed and on production as of December 31, 2017. With the completion of the wells not yet completed and our drilling inventory, we are poised for steady, sustained reserve and production growth.

•	Reserve Growth – Through December 31, 2017, we increased our proved reserves to approximately 31.9 million BOE. As of December 31, 2017, our estimated proved reserves had a pre-tax “PV10” (present value of future net revenues before income taxes discounted at 10%) of approximately $382.1 million and a Standardized Measure of Discounted Future Net Cash Flows of approximately $322.5 million.

•	Additional Financial Flexibility for Future Growth and Development – We increased our financial flexibility for future growth and development by paying down our credit facility and successfully raising additional capital in an underwritten public offering. We have a credit facility in place with a $60 million borrowing base, and, as of December 31, 2017, we had no amounts outstanding on our credit facility. We also successfully raised $130 million in underwritten public offerings in 2017. Our credit facility and capital raise provide us with additional operating flexibility.

2017 EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation program is designed to attract, motivate and retain high-quality executives who contribute to the long-term success of the Company and the enhancement of value to our stockholders. Our compensation program is performance-based with a key focus of aligning the interests of our executives with those of our stockholders. The business objectives against which we measure our performance include financial performance, operational efficiency and performance, and safety performance. This Proxy Statement includes a discussion of our compensation objectives and practices, including the performance goals and objectives considered in determining executive compensation and an evaluation of our executives based upon such performance goals and objectives.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of six directors to our Board, each for a term ending on the date of the 2019 Annual Meeting of Stockholders (this proposal is referred to as the “Election of Directors”); (2) a non-binding, advisory vote to approve Named Executive Officer compensation (this proposal is referred to as “Executive Compensation”); (3) the ratification of the Audit Committee’s appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2018 (this proposal is referred to as the “Ratification of Eide Bailly”); and (4) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Also, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate a person or entity as your proxy in a written document, such document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is “householding” and how does it affect me?

One copy of the Notice, this proxy statement and the Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to Ring Energy, Inc., Attention: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136 or by telephone at (918) 499-3880. You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future. The Proxy Materials are also available on our website: www.ringenergy.com.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of Proxy Materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.

What is a quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of at least one-third of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

What is the record date and what does it mean?

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on November 13, 2018 (the “Record Date”). The Record Date is established by our Board as required by Nevada law.

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As of November 13, 2018, we had 60,541,142 shares of Common Stock outstanding. Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend and vote at the Annual Meeting, and any continuations, adjournments, or postponements thereof. A list of all stockholders of record entitled to vote at our Annual Meeting is on file at our principal office located at 901 West Wall St. Third Floor, Midland, Texas 79702, and will be available for inspection at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting. If you are a beneficial owner of Company shares, you must have a legal proxy from the stockholder of record to vote your shares at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting. Neither our Articles of Incorporation, as amended, nor our Bylaws allow for cumulative voting rights.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•	Stockholder of Record. If your shares are registered directly in your name with Standard Registrar and Transfer Company Inc., our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•	Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders: Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card or other information forwarded by your bank, broker or other holder of record and returning it in the enclosed reply envelope.

•	In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

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Can I revoke my proxy?

Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by doing one of the following:

•	submitting written notice of revocation to Ring Energy, Inc., Attention: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136, which must be received prior to the Annual Meeting stating that you would like to revoke your proxy;

•	completing, signing, and dating another proxy card with new voting instructions and returning it by mail to Ring Energy, Inc., Attention: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136, in time to be received, in which case the later submitted proxy will be recorded and earlier proxy revoked; or

•	attending the Annual Meeting and voting your shares in person, though attending the meeting without submitting a ballot to vote your shares will not revoke or change your vote.

If you are a beneficial or street name stockholder and you vote by proxy, you can revoke your voting instructions or otherwise change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures before the applicable deadline. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in “How do I vote my shares” above.

May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you are a beneficial owner and hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE American LLC, formerly the NYSE MKT, LLC (the “NYSE American”).

There are also non-discretionary matters for which brokers, banks and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors) or Proposal 2 (Executive Compensation), and your shares will be considered broker non-votes with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will be entitled to vote your shares with respect to Proposal 3 (Ratification of Eide Bailly) in the discretion of the record holder.

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•	Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that director nominees who receive the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

•	Proposal 2 (Executive Compensation): To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, its Board of Directors, or the Compensation Committee.

•	Proposal 3 (Ratification of Eide Bailly): Ratification of the Audit Committee’s appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Our Board has appointed William R. Broaddrick as the management proxy holder for the Annual Meeting. If you are a stockholder of record, your shares will be voted by the management proxy holder in accordance with the instructions on the proxy card you submit by mail. For stockholders who have their shares voted by submitting a proxy by mail, the management proxy holder will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR non-binding, advisory approval of Named Executive Officer compensation; and

•	FOR the ratification of the Audit Committee’s appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters specified in the Notice, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the management proxy holder will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of soliciting proxies. We have engaged Broadridge Financial Solutions, Inc. to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. Directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with any solicitation. In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at the 2019 Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals and Director Nominations for the 2019 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

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PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect six directors to serve on the Board until the 2019 Annual Meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board has nominated as directors the six individuals identified in the table below, each of whom is presently serving as a director.

We did not pay any third-party fees to assist in the process of identifying or evaluating candidates or receive any stockholder nominations for director. Each nominee is currently a director on our Board and was previously elected to our Board by our stockholders. Messrs. Rochford and McCabe joined our Board in June 2012, and Messrs. Hoffman, Fowler, Woodrum and Petrelli joined the Board in January 2013.

Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve on our Board if elected. Stockholders may not cumulate their votes in the election of our directors. We have no reason to believe that the nominees will be unable or unwilling to serve if elected; however, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board.

DIRECTORS

The following table sets forth the names, ages and titles, as of November 1, 2018, of each of our directors:

Name	Age	Position
Lloyd T. Rochford	72	Chairman of the Board of Directors
Kelly Hoffman	60	Chief Executive Officer, Director
David A. Fowler	60	President, Director
Stanley M. McCabe	86	Director
Anthony B. Petrelli	66	Director
Clayton E. Woodrum	78	Director

Below are summaries of the background and business experience, attributes, qualifications and skills of the current directors and director nominees of the Company:

Lloyd T. (“Tim”) Rochford	Chairman of the Board of Directors

Mr. Rochford, 72, has been an active individual consultant and entrepreneur in the oil and gas industry since 1973. He has been an operator of wells in the mid-continent of the United States, evaluated leasehold drilling and production projects, and arranged and raised in excess of $500 million in private and public financing for oil and gas projects and development.

Mr. Rochford has successfully formed, developed and sold/merged four natural resource companies, two of which were listed on the New York Stock Exchange. The most recent, Arena Resources, Inc. (“Arena”), was founded by Mr. Rochford and his associate Stanley McCabe in August 2000. From inception until May 2008, Mr. Rochford served as President, Chief Executive Officer and as a director of Arena. During that time, Arena received numerous accolades from publications such as Business Week (2007 Hot Growth Companies), Entrepreneur (2007 Hot 500), Fortune (2007, 2008, 2009 Fastest Growing Companies), Fortune Small Business (2007, 2008 Fastest Growing Companies) and Forbes (Best Small Companies of 2009). In May 2008, Mr. Rochford resigned from the position of Chief Executive Officer at Arena and accepted the position of Chairman of the Board. In his role as Chairman, Mr. Rochford continued to pursue opportunities that would enhance the then-current, as well as long-term, value of Arena. Through his efforts, Arena entered into a merger agreement and was acquired by another New York Stock Exchange company for $1.6 billion in July 2010.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Rochford should serve as director include his 45 years of experience in the oil and gas industry; his service as an executive officer of four natural resources companies; his extensive experience in evaluating and pursuing strategic transactions; his corporate governance, compliance, and risk management experience; and his board experience.

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Kelly Hoffman	Chief Executive Officer and Director

Mr. Hoffman, 60, has organized the funding, acquisition and development of many oil and gas properties. He began his career in the Permian Basin in 1975 with Amoco Production Company. His responsibilities included oilfield construction, crew management, and drilling and completion operations. In the early 1990s, Mr. Hoffman co-founded AOCO and began acquiring properties in West Texas. In 1996, he arranged financing and purchased 10,000 acres in the Fuhrman Mascho field in Andrews, Texas. In the first six months, he organized a 60 well drilling and completion program resulting in a 600% increase in revenue and approximately 18 months later sold the properties to Lomak (Range Resources). In 1999, Mr. Hoffman arranged financing and acquired 12,000 acres in Lubbock and Crosby counties. After drilling and completing 19 successful wells, unitizing the acreage, and instituting a secondary recovery project, he sold his interest in the property to Arrow Operating Company. From April 2009 until December 2011, Mr. Hoffman served as President of Victory Park Resources, a privately held exploration and production company focused on the acquisition of oil and gas producing properties in Oklahoma, Texas and New Mexico. Mr. Hoffman has served as Chief Executive Officer of the Company since January 2013. Mr. Hoffman currently serves as a director of Joes Jeans Inc. (NASDAQ: JOEZ), a reporting company.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Hoffman should serve as director include over 40 years of experience in the oil and gas industry; his substantial experience in the operation and management of drilling operations in the Permian Basin; his extensive experience acquiring oil and gas properties and the financing of such acquisitions; and his service in executive leadership and strategic planning roles in the oil and gas industry.

David A. Fowler	President and Director

Mr. Fowler, 60, has served in several management positions for various companies in the insurance and financial services industries. In 1994, he joined Petroleum Listing Service as Vice President of Operations, overseeing oil and gas property listings, information packages, and marketing oil and gas properties to industry players. In late 1998, Mr. Fowler became the Corporate Development Coordinator for the Independent Producer Finance (“IPF”) group of Range Resources Corporation. Leaving IPF in April 2001, Mr. Fowler co-founded and became President of Simplex Energy Solutions, LLC (“Simplex”). Representing Permian Basin oil and gas independent operators, Simplex became known as the Permian Basin’s premier oil and gas divestiture firm, closing over 150 projects valued at approximately $675 million. Mr. Fowler has served as President of the Company since January 2013.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Fowler should serve as director include his significant experience and relationships in the oil and gas industry; his knowledge regarding oil and gas properties and marketing in the Permian Basin; and his strategic planning roles in the oil and gas industry.

Stanley M. McCabe	Director

Mr. McCabe, 86, has been active in the oil and gas industry for over 30 years, primarily seeking individual oil and gas acquisition and development opportunities. In 1979, he founded and served as Chairman and Chief Executive Officer of Stanton Energy, Inc., a Tulsa, Oklahoma natural resource company specializing in contract drilling and operation of oil and gas wells. In 1990, Mr. McCabe co-founded Magnum Petroleum, Inc. with Mr. Rochford, serving as an officer and director. In 2000, Mr. McCabe co-founded Arena with Mr. Rochford, and Mr. McCabe served as Chairman of the Board of Arena until 2008 and then as a director of Arena until 2010.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. McCabe should serve as director include his vast years of experience founding and serving in executive roles for oil and gas exploration and production companies, as well as his experience evaluating oil and gas acquisition and development opportunities.

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Anthony B. Petrelli	Director

Mr. Petrelli, 66, is President, Chairman, and Director of Investment Banking Services of NTB Financial Corporation, a Denver, Colorado based financial services firm founded in 1977. Beginning his career in 1972, Mr. Petrelli has extensive experience in the areas of operations, sales, trading, management of sales, underwriting and corporate finance. He has served on numerous regulatory and industry committees including service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee, District 3. Additionally, Mr. Petrelli has served on the Board of Directors of Sensus Healthcare, Inc. since July 2016. Mr. Petrelli received his Bachelors of Science in Business (Finance) and his Masters of Business Administration (MBA) from the University of Colorado and a Masters of Arts in Counseling from Denver Seminary.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Petrelli should serve as director include his experience and expertise in financial and business matters with significant involvement in corporate governance and financial matters; his service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee; and his board experience.

Clayton Woodrum	Director

Mr. Woodrum, CPA, 78, is a founding partner of Woodrum, Tate & Associates, PLLC. His financial background encompasses over 40 years of experience from serving as a Partner In Charge of the Tax Department of a big eight accounting firm to Chief Financial Officer of BancOklahoma Corp. and Bank of Oklahoma. His areas of expertise include business valuation, litigation support (including financial analysis, damage reports, depositions and testimony), estate planning, financing techniques for businesses, asset protection vehicles, sales and liquidations of businesses, debt restructuring, debt discharge and CFO functions for private and public companies.

The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Woodrum should serve as a director include his significant financial background; his public accounting and tax experience; and his prior performance of CFO functions for both public and private companies.

BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR the election of each of the director nominees named above. The management proxy holder will vote all properly submitted proxies FOR election of each director unless properly instructed otherwise.

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CORPORATE GOVERNANCE AND OUR BOARD

GENERAL

Our Board currently consists of six members. The Company’s Articles of Incorporation and Bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held six meetings during the fiscal year ending on December 31, 2017. During the fiscal year ending on December 31, 2017, no directors attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.

We encourage, but do not require, our directors to attend annual meetings of stockholders. At our last Annual Meeting of Stockholders, all serving members of our Board attended.

BOARD INDEPENDENCE

As required under the listing standards of the NYSE American, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Nominating and Corporate Governance Committee evaluated all relevant transactions and relationships between each director, and any of his or her family members, and our Company, senior management and independent registered accounting firm. Based on this evaluation and the recommendation of our Nominating and Corporate Governance Committee, our Board has determined that Clayton E. Woodrum, Anthony B. Petrelli, Lloyd T. Rochford, and Stanley M. McCabe are independent directors, as that term is defined in the listing standards of the NYSE American.

Family Relationships And Involvement In Legal Proceedings

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or nominees for director and executive officers. In addition, there are no other arrangements or understandings between any of our directors or nominees for director and any other person pursuant to which any person was selected as a director or nominee for director.

During the past ten years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or nominees for director, and none of our directors or nominees for director have been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, and any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

BOARD COMMITTEES

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee, the composition and responsibilities of which are briefly described below. The charters for each of these committees shall be provided to any person without charge, upon request. The charters are also available on the Company’s website at www.ringenergy.com. Requests may be directed to Ring Energy, Inc., Attention: William R. Broaddrick, 6555 S. Lewis Ave., Suite 200, Tulsa, Oklahoma 74136, or by calling (918) 499-3880. The information on, or that can be accessed through our website, is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement.

Our Board, in its business judgment, has determined that the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors as required under the listing standards of the NYSE American and applicable rules and requirements of the SEC. The Board may also delegate certain duties and responsibilities to the committees it establishes.

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Audit Committee

The Audit Committee’s principal functions are to assist the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate our independent auditors and to approve the compensation paid to our independent auditors. The Audit Committee is also responsible for overseeing our internal audit function.

The Audit Committee is comprised of Messrs. Woodrum, Petrelli and McCabe, with Mr. Woodrum acting as the chairman. Our Board determined that Mr. Woodrum qualified as an “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the SEC. Each of Messrs. Woodrum, Petrelli and McCabe further qualified as “independent” in accordance with the applicable regulations of the NYSE American definition of independent director set forth in the Company Guide, Part 8, Section 803(A). The Audit Committee met four times during the fiscal year ending December 31, 2017.

Compensation Committee

The Compensation Committee’s principal function is to make recommendations regarding the compensation of the Company’s officers. In accordance with the rules of the NYSE American, the compensation of our Chief Executive Officer is recommended by the Compensation Committee to the Board (in a proceeding in which the Chief Executive Officer does not participate). Compensation for all other officers is recommended by the Chief Executive Officer for determination by the Compensation Committee. The Compensation Committee is comprised of Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. The Compensation Committee did not retain any compensation consultants for the fiscal year ending December 31, 2017.

Each member of the Compensation Committee during the fiscal year ending December 31, 2017, was an “outside director” as defined under section 162(m) of the Internal Revenue Code, as amended (the “Code”) and was “independent” as defined in the applicable rules of the NYSE American and the SEC. The Compensation Committee held one meeting during the fiscal year ending December 31, 2017.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s principal functions are to (a) identify and recommend qualified candidates to the Board for nomination as members of the Board and its committees, and (b) develop and recommend to the Board corporate governance principles and policies applicable to the Company. The Nominating and Corporate Governance Committee is comprised of Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman.

Each member of the Nominating and Corporate Governance Committee during the fiscal year ending December 31, 2017, was “independent” as defined in the applicable rules of the NYSE American and the SEC. The Nominating and Corporate Governance Committee met one time during the fiscal year ending December 31, 2017.

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Director Nominations and Qualifications

Under its charter, the Nominating and Corporate Governance Committee identifies qualified candidates to serve as Board members as necessary to fill vacancies or the additional needs of the Board, and reviews and evaluates candidates recommended by stockholders of the Company. The Nominating and Corporate Governance Committee considers qualified candidates from several sources, including stockholder nominations. The Nominating and Corporate Governance Committee may, but has not, retained an outside consultant to evaluate or assist in identifying or evaluating potential director candidates.

Any stockholders desiring to propose a nominee to the Board should submit such proposed nominee for consideration by the Nominating and Corporate Governance Committee, including the proposed nominee’s qualifications, to Ring Energy, Inc., Attention: Mr. William R. Broaddrick, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136. Stockholders who meet certain requirements specified in our by-laws may also nominate candidates for inclusion in our proxy materials for an annual meeting as described in “Stockholder Proposals and Director Nominations for the 2019 Annual Meeting.” There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the incumbent directors.

Whether nominated by a stockholder or through the activities of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee seeks to select candidates who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to Board operations and effectively represent the interests of our stockholders.

The Nominating and Corporate Governance Committee’s assessment of candidates includes, but is not limited to, consideration of: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as the Company’s industry, and in general, business, technology, finance and accounting, marketing, international business, government, and the like; or (iv) whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings. A director’s qualifications in light of these criteria are considered at least each time the director is re-nominated for Board membership. The Committee also evaluates whether the candidate’s skills are complementary to the existing Board members’ skills, the Board’s needs for particular expertise in fields such as business, technology, financial, marketing, governmental, or other areas of expertise, and assess the candidate’s impact on Board dynamics and effectiveness. The Committee selects candidates that best suit the Board’s current needs and recommends one or more of such individuals to the Board. Our membership criteria and a rigorous selection process help ensure that candidates recommended to the Board will effectively represent the best interests of our stockholders.

Board of Directors Diversity

The Board encourages a diversity of backgrounds among its members; however, it does not have a formal diversity policy with regard to the consideration of diversity in identifying director nominees. The Board considers candidates with significant direct or indirect energy industry experience that will provide the Board as a whole with the talents, skills, diversity and expertise to serve the long-term interests of the Company and its stockholders.

Executive Committee

The Executive Committee’s principal function is to exercise the powers and duties of the Board between Board meetings and while the Board is not in session, and implement the policy decisions of the Board. The Executive Committee is comprised of Messrs. Rochford and McCabe and met five times during the fiscal year ending December 31, 2017.

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CODE OF ETHICS AND CODE OF BUSINESS CONDUCT

We have adopted a Code of Ethics that applies to our Chief Executive Officer, President, and Chief Financial Officer, as well as the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions to ensure the highest standard of ethical conduct and fair dealing.

We have also adopted a Code of Business Conduct covering a wide range of business practices and procedures that applies to all of our officers, directors, and employees to help promote honest and ethical conduct. The Code of Business Conduct covers standards for professional conduct, including, among others, conflicts of interest, insider trading, confidential information, protection and proper use of Company assets, and compliance with all laws and regulations applicable to the Company’s business.

These documents will be provided to any person without charge upon request to Ring Energy, Inc., Attention: Mr. William R. Broaddrick, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136, and are available on the Company’s website at www.ringenergy.com.

BOARD LEADERSHIP STRUCTURE

The Chairman of the Board is selected by the members of the Board. The positions of Chairman of the Board and Chief Executive Officer are separate. The Board has determined that the current structure is appropriate at this time because it enables Mr. Hoffman to focus on his role as Chief Executive Officer of the Company, while enabling Mr. Rochford, the Chairman of our Board, to continue providing leadership on policy at the Board level. Although the roles of Chief Executive Officer and Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right leadership structure on the Board should, among other things, be determined by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

BOARD RISK ASSESSMENT AND CONTROL

The Board considers risk oversight and management to be an integral part of its role. Our risk management program is overseen by our Board and its committees, with support from our management. Our Board utilizes an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is a thorough understanding of the risks the Company faces, understanding of the level of risk appropriate for our Company and the steps needed to manage those risks effectively. The involvement of all members of the Board in setting our business strategy is a key part of their overall responsibilities and, together with management, determines what constitutes an appropriate level of risk for our Company. Our Board believes that its practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, the committees of our Board also have responsibility for specific risk management activities. In particular, the Audit Committee focuses on financial risk management, including internal controls, and oversees compliance with regulatory requirements. In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy and performance.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.ringenergy.com.

COMMUNICATIONS WITH OUR BOARD

Stockholders desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Ring Energy, Inc., 901 West Wall St., 3rd Floor, Midland, TX 79702. Our Chief Executive Officer, Chief Financial Officer or Corporate Secretary review each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter; or (2) the communication falls within the scope of matters generally considered by our Board.

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EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our current executive officers, followed by brief descriptions of the background and principal occupation of each:

Name	Age	Positions Held
Kelly Hoffman	60	Chief Executive Officer
David A. Fowler	60	President
Daniel D. Wilson	57	Executive Vice President
William R. Broaddrick	41	Chief Financial Officer

Kelly Hoffman	Chief Executive Officer

Please see “Proposal 1 - Election of directors” above for the biography of Mr. Hoffman.

David Fowler	President

Please see “Proposal 1 - Election of directors” above for the biography of Mr. Fowler.

Daniel D. Wilson	Executive Vice President

Mr. Wilson, 57, has over 30 years of experience in operating, evaluating and exploiting oil and gas properties. He has experience in production, drilling and reservoir engineering. From September 1983 to December 2012, Mr. Wilson served as the Vice President and Manager of Operations for Breck Operating Corporation (“Breck”). He had the responsibility of overseeing the building, operating and divestiture of two companies during this time. At Breck’s peak, Mr. Wilson was responsible for over 750 wells in seven states and had an operating staff of 27 members, including engineers, foremen, pumpers and clerks. Mr. Wilson personally performed or oversaw all of the economic evaluations for both acquisition and banking purposes. Mr. Wilson has served as Executive Vice President of the Company since January 2013.

William R. Broaddrick	Chief Financial Officer

Mr. Broaddrick, 41, was employed from 1997 to 2000 with Amoco Production Company, performing lease revenue accounting and state production tax regulatory reporting functions. In 1999, Mr. Broaddrick received a Bachelor’s Degree in Accounting from Langston University through Oklahoma State University – Tulsa. Mr. Broaddrick is a Certified Public Accountant. During 2000, Mr. Broaddrick was employed by Duke Energy Field Services, LLC, performing state production tax functions. From 2001 until 2010, Mr. Broaddrick was employed by Arena, as Vice President and Chief Financial Officer. During 2011, Mr. Broaddrick joined Stanford Energy, Inc. (“Stanford”) as Chief Financial Officer. As a result of the merger transaction between Stanford and Ring, Mr. Broaddrick became Chief Financial Officer of the Company as of July 2012.

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COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Committee, appointed by our Board, assists the Board in performing its responsibilities relating to the compensation of our Chief Executive Officer and other Named Executive Officers. The Compensation Committee is responsible for our incentive compensation programs, which include programs for our executive management team, including the Named Executive Officers listed below. (See “Setting Executive Compensation and Evaluating Named Executive Officer Performance” below).

This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our Named Executive Officers and our Compensation Committee’s rationale in structuring our executive compensation program, which is designed to align the interests of Named Executive Officers with our stockholders, as well as to provide our Named Executive Officers with incentives to achieve the Company’s goals and objectives that will ultimately enhance value to our stockholders; and (3) identifies the elements of compensation for each of the individuals identified in the following table, whom we refer to in this proxy statement as our “Named Executive Officers” for the fiscal year ending December 31, 2017.

Name	Principal Position
Kelly Hoffman	Chief Executive Officer, effective January 1, 2013
David A. Fowler	President, effective January 1, 2013
Daniel D. Wilson	Executive Vice President, effective January 1, 2013
William R. Broaddrick	Chief Financial Officer, effective July 1, 2012

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level, and (ii) all individuals serving as the Company’s principal financial officer or acting in a similar capacity during the last completed fiscal year (“PFO”), regardless of compensation level. As of the end of the last completed fiscal year, the Company had two executive officers other than the PEO and PFO, and this discussion includes the material elements of compensation awarded to, earned by, or paid to such executive officers. This section omits tables and columns if there has been no compensation awarded to, earned by, or paid to any of the Named Executive Officers or directors required to be reported in such table or column in any fiscal year covered by such table.

OBJECTIVES AND PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAM

The Company strives to attract, motivate and retain high-quality executives who are willing to accept lower base compensation in cash and be rewarded with equity awards based on performance and the achievement of the goals and objectives of the Company, thereby allowing the Company to better align the interests of its executives with its stockholders. The Company competes for executive talent from a broad range of public companies and private companies primarily using its stock option grants, as its cash compensation is relatively low compared to its peers.

General

Our executive compensation programs are intended to achieve two objectives. The primary objective is to enhance stockholder value. The second objective is to attract, motivate, reward and retain employees, including executive personnel, who contribute to the long-term success of the Company and the enhancement of stockholder value. As described in more detail below, our current executive compensation program for Named Executive Officers includes three major elements: (1) a base salary, (2) discretionary annual bonuses, and (3) discretionary equity awards.

The Company believes that each element of its executive compensation program helps to achieve one or both of the Company’s compensation objectives outlined above. Our executives’ compensation is based on individual and Company performance and designed to attract, retain and motivate highly qualified executives while creating a strong connection to financial and operational performance and stockholder value, which is exemplified in the mix of the compensation that we provide to our Named Executive Officers. In furtherance of our objective to align executive compensation with stockholder value, a significant portion of our Named Executive Officers’ compensation in 2017 was in the form of equity awards.

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Our executive compensation program is designed to do the following:

•	Align the compensation of our Named Executive Officers and other managers with our stockholders’ interests and motivate our executive officers to meet the Company’s objectives;

•	Pay for performance, taking into consideration both the performance of the Company and the individual in determining executive compensation;

•	Promote Named Executive Officer accountability by compensating Named Executive Officers for their contributions to the achievement of the Company’s objectives (while discouraging excessive risk-taking not in the interest of long term value for our stockholders);

•	Attract and retain highly qualified executives with significant industry knowledge and experience by providing them with a fair compensation program that provides financial stability and incentivizes growth in stockholder value.

Our Compensation Committee and Board believe that our executive compensation program provides our executive officers with incentives to meet the Company’s goals and objectives, while discouraging excessive risk taking. Our executive compensation program is consistently aligned with creating value to our stockholders.

The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

COMPENSATION ELEMENT	COMPENSATION OBJECTIVES
Base Salary

Attract and retain qualified executives with significant industry knowledge, experience and expertise.

Provide stability in compensation through a fixed compensation element that takes into account the Named Executive Officer’s skills, experience, expertise, and tenure with the Company.

Bonus Compensation	Motivate and reward executives’ performance. Reward achievement of the Company’s goals and objectives. Enhance profitability of the Company and stockholder value.
Equity-Based Compensation – Stock Options and Restricted Stock Awards

Enhance profitability of the Company and stockholder value by aligning long-term incentives with stockholders’ long-term interests.

Incentivize achievement of both strategic goals and objectives by providing Named Executive Officers with rewards for their contributions to achieving such goals and objectives.

Promote Named Executive Officer accountability by compensating Named Executive Officers for their contributions to the achievement of the Company’s objectives (while discouraging excessive risk-taking).

Promote pay-for-performance and allow our Named Executive Officers to acquire meaningful interests in the Company.

Encourage long-term value creation for stockholders and retention of talented executive officers.

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As illustrated by the table above, base salary is primarily intended to attract and retain qualified executives who have significant industry knowledge, experience, and expertise and who are willing to accept relatively low fixed cash compensation and participation in variable compensation fully aligned with the stockholders’ interests. This is the element of the Company’s current executive compensation program where the value of the benefit in any given year is not wholly dependent on performance. Base salaries are intended to attract and retain qualified executives as well as to provide stability in the Named Executive Officer’s compensation and discourage excessive risk-taking. Base salaries are reviewed annually and take into account a number of factors, including: experience and retention considerations; past performance; improvement in historical performance; anticipated future potential performance; and other issues specific to the individual executive.

There are specific elements of the current executive compensation program that are designed to reward performance and enhance profitability and stockholder value, and, therefore, the value of these benefits is based on performance. The Company’s discretionary annual bonus plan is primarily intended to motivate and reward Named Executive Officers’ performance to achieve specific strategies and operating objectives, as well as improved financial performance. The Company also awards stock options and restricted stock grants to promote long-term value creation for stockholders and to retain talented executives for an extended period.

Peer Review, Benchmarking and Compensation Consultant

The Compensation Committee reviews, evaluates and benchmarks the compensation practices of peer companies on a regular basis and has determined that the Company is efficient and is generally more effective than its peer companies in aligning the compensation of its executive officers with the interests of stockholders. The Compensation Committee believes that bonuses and equity compensation should fluctuate with the Company’s success in achieving financial, operating and strategic goals. The Committee’s philosophy is that the Company should continue to use long-term compensation such as stock options and restricted stock awards to align stockholders’ and executives’ interests and should allocate a much greater portion of long-term compensation to the entire executive compensation package. Based on this belief, the Compensation Committee reviews the performance of the Company’s executive officers throughout the year to evaluate the performance of each executive officer relative to the performance of the Company and the progress in meeting the Company’s goals and objectives.

The Company has not deemed it necessary to hire an outside consultant to assist the Compensation Committee, as compensation paid by its peers is generally available.

Setting Executive Compensation and Evaluating Named Executive Officer Performance

Our executive compensation programs are determined and approved by our Compensation Committee based on a comprehensive evaluation of the Company’s and individual executive officer’s performance, as well as consideration of industry compensation data reviewed by the Compensation Committee. The Compensation Committee takes into consideration the recommendations by our Chairman of the Board and our Chief Executive Officer (as to the compensation of executive officers other than the Chief Executive Officer). None of the Named Executive Officers are members of the Compensation Committee. The Compensation Committee has the direct responsibility and authority to review and approve the Company’s goals and objectives relative to the compensation of the Named Executive Officers, and to determine and approve (either as a committee or with the other members of the Company’s Board who qualify as “independent” directors under applicable guidelines adopted by the NYSE American) the compensation of our Named Executive Officers.

For purposes of evaluating performance, our Compensation Committee, in consultation with our management and the Board, sets performance goals and objectives for the Company, regularly assesses progress towards meeting such goals and objectives throughout the year, and determines the appropriate compensation for each of our Named Executive Officers. The Compensation Committee evaluates various factors in determining the appropriate compensation for each of our Named Executive Officers.

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PERFORMANCE OBJECTIVES AND GOALS

Our Compensation Committee considered the following 2017 goals and objectives, among other factors such as industry compensation data and the commodity pricing environment, in determining the compensation of our Named Executive Officers:

Objectives	Evaluation/Analysis for 2017

Increase Production	Production increased 64%, from 1,438,647 BOE in 2017, as compared to production of 878,066 BOE for 2016.

Increase Proved Reserves	Increased our proved reserves 15% to 31.9 million BOE.

Improve Operational Efficiency

Oil and gas production costs decreased 1.15%, on a BOE basis to $11.11 in 2017 from $11.24 in 2016.

The Company increased drilling, including drilling the following wells in the year ended December 31, 2017:

•     47 horizontal development wells,

•     5 vertical development wells, and

•     3 science wells.

Maintain Financial Flexibility and Increase Capital

Maintained a credit facility with a $60 million borrowing base with no amounts outstanding under the credit facility as of December 31, 2017.

Raised $130 million in successful underwritten public offerings of Common Stock.

Continue focus on safety	Continued to maintain safe operations.

The Compensation Committee reviewed the performance of our Named Executive Officers in conjunction with the Company’s performance objectives and goals for 2017. The Compensation Committee also took into consideration other circumstances in determining executive compensation including, without limitation, changes in commodity prices, market conditions, supply and demand, weather conditions, governmental regulation, and other factors. The Compensation Committee determined that, despite volatile commodity prices, the Company exceeded the objectives and goals for 2017 and tied the compensation (as discussed below) to the Company’s performance.

ROLE OF STOCKHOLDER SAY-ON-PAY ADVISORY VOTE

In determining 2017 executive compensation, the Compensation Committee considered the outcome of the say-on-pay vote at the last annual meeting. Based on the results of the say-on-pay vote, the Company has continued to focus on ensuring our executive compensation program is designed primarily to align the interests of our executives with stockholders and incentivize our management to achieve the Company’s objectives and goals. The Company is developing a plan to communicate regularly with its stockholders to gather feedback on the Company’s performance and executive compensation program.

Our Board and Compensation Committee utilizes the “say-on-pay” vote as an additional guide to ensure our executive compensation programs are aligned with the interests of our stockholders. Our Compensation Committee will continue to evaluate the Company’s compensation program to ensure competitiveness, the alignment of the Company’s executive compensation with stockholders’ interests and to meet other compensation objectives.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS FOR 2017

Our Compensation Committee believes that our executive compensation program has played a significant role in our ability to enhance our stockholders with value based upon our continued growth in production and reserves, in addition to our continued commitment to meeting our objectives and goals.

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In 2017, we continued to grow our production and reserves by focusing on operational efficiency. We paid off the indebtedness under our credit facility, successfully raised additional capital through underwritten public offerings, and continued to focus on safety in our operations.

•	Significant Production Growth – We created significant production growth in 2017. Our production increased approximately 64%, to 1,438,647 BOE in 2017, as compared to production of 878,066 BOE for 2016.

•	Reserve Growth – Through December 31, 2017, we increased our proved reserves to approximately 31.9 million BOE. As of December 31, 2017, our estimated proved reserves had a pre-tax “PV10” (present value of future net revenues before income taxes discounted at 10%) of approximately $382.1 million and a Standardized Measure of Discounted Future Net Cash Flows of approximately $322.5 million.

•	Improved Operational Efficiency – We improved our operational efficiency through employing technological advancements, which have provided a significant benefit in our continuous drilling program in the lower commodity price environment. As of result of our improved operational efficiency, as of December 31, 2017, Ring had drilled 243 wells, with 193 being vertical wells and 50 being horizontal wells in its Central Basin acreage and had drilled 10 wells on its Delaware Basin acreage. Our aggregate oil and gas production costs decreased on a BOE basis to $11.11 in 2017 from $11.24 in 2016.

•	Additional Financial Flexibility for Future Growth and Development – We increased our financial flexibility for future growth and development by paying down our credit facility and successfully raising additional capital in an underwritten public offering. We have a credit facility in place with a $60 million borrowing base for borrowings, and, as of December 31, 2017, no amounts were outstanding on our credit facility. We successfully raised $130 million in underwritten public offerings in 2017. Our credit facility and capital raises provide us with additional operating flexibility.

•	Safety and Training – We continued our strong safety performance in 2017.

Our Compensation Committee assessed each of our executive officers’ performance and contribution to the Company meeting its objectives for 2017. Below is a discussion of the compensation of each of our Named Executive Officers under our compensation program, which should be read in conjunction with the “Summary Compensation Table.”

Base Salaries

The Compensation Committee believes base salary is an integral element of executive compensation to provide executive officers with a base level of monthly income. We provide all of our employees, including our Named Executive Officers, with an annual base salary to compensate them for their services to the Company. Similar to most companies within the industry, our policy is to pay Named Executive Officers’ base salaries in cash.

The base salary of each Named Executive Officer is reviewed annually, with the salary of the Chief Executive Officer being established by the Compensation Committee and the salaries of the other executive officers being determined and approved by the Compensation Committee after consideration of recommendations by the Chairman of the Board and Chief Executive Officer. The Compensation Committee analyzes many factors in its evaluation of our Named Executive Officers’ base salary, including the experience, skills, contributions and tenure of such officer with the Company and such executive officers’ current and future roles, responsibilities and contributions to the Company.

Effective July 1, 2012, the Compensation Committee designated a salary of $100,000 for Mr. Broaddrick. Effective September 1, 2012, the Compensation Committee recommended an increase of $25,000 for Mr. Broaddrick. Effective January 1, 2017, the Compensation Committee recommended an increase of $20,000 for Mr. Broaddrick, increasing his base salary to $145,000.

Mr. Hoffman joined the Company effective January 1, 2013, and the Compensation Committee designated a salary of $175,000. Effective January 1, 2017, the Compensation Committee recommended an increase of $30,000 for Mr. Hoffman, increasing his base salary to $205,000.

Mr. Fowler joined the Company effective January 1, 2013, and the Compensation Committee designated a salary of $150,000. Effective January 1, 2017, the Compensation Committee recommended an increase of $25,000 for Mr. Fowler, increasing his base salary to $175,000.

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Mr. Wilson joined the Company effective January 1, 2013, and the Compensation Committee designated a salary of $150,000. Effective January 1, 2017, the Compensation Committee recommended an increase of $25,000 for Mr. Wilson, increasing his base salary to $175,000.

The salary of each of our Named Executive Officers is reported in the “Salary” column of the “Summary Compensation Table” for each Named Executive Officer.

Annual Bonuses

The Company’s payment of bonuses has been discretionary and is largely based on the recommendations of the Compensation Committee. Cash incentive bonuses are designed to provide our executive officers with an incentive to achieve the Company’s business goals and objectives and are tied to the performance of the Company. Cash bonuses have not been, and are not expected to be, a significant portion of the Company’s executive compensation package. Cash bonuses are determined for Named Executive Officers based on the Company’s performance for the prior year, the officer’s individual performance in the prior year, the officer’s expected future contribution to the performance of the Company, and other competitive data on grant values of peer companies.

Cash bonuses were granted to all employees in December 2013. No cash bonuses have been granted to Named Executive Officers since 2013. The annual discretionary bonus is reported in the “Bonus” column of the “Summary Compensation Table” for each Named Executive Officer.

Equity-Based Compensation – Stock Options and Restricted Stock Awards

A significant component of our executive compensation program is equity-based compensation. It is our policy that the Named Executive Officers’ long-term compensation should be directly linked to enhancing stockholders’ value. Accordingly, the Compensation Committee grants to the Company’s Named Executive Officers equity awards under the Company’s long term incentive plan designed to link an increase in stockholder value to compensation. The purpose of granting equity-based compensation is to incentivize and reward the Company’s executive officers for the Company’s achievement of its objectives and goals and the individual’s contribution to meeting such goals and objectives and to encourage continued dedication to the Company by providing executives with meaningful ownership interests in the Company.

Mr. Broaddrick was granted non-qualified stock options in each year from 2012 through 2016 and was granted restricted stock in 2017. Messrs. Hoffman, Fowler and Wilson were granted non-qualified stock options in each year from 2013 through 2016 and were granted restricted stock in 2017.

Stock option grants are valued using the Black-Scholes Model and are calculated as a part of the executive compensation package for the year based on the amount of the requisite service period served. Non-qualified stock options and restricted stock granted to Named Executive Officers and other key employees generally vest ratably over five years. The Compensation Committee believes that the grant of equity awards encourages Named Executive Officers to continue to use their best professional skills and to retain Named Executive Officers for longer terms.

Grants are determined for Named Executive Officers based on his performance in the prior year, his or her expected future contribution to the performance of the Company, and other competitive data on grant values of peer companies. Awards may be granted to new key employees or Named Executive Officers on their respective hire dates. Other grant date determinations are made by the Compensation Committee, which are based upon the date the Compensation Committee met and proper communication was made to the Named Executive Officer or key employee as defined in the definition of grant date by generally accepted accounting principles. Exercise prices are equal to the value of the Company’s stock on the close of business on the determined grant date. The Company has no program or practice to coordinate timing of grants with release of material, nonpublic information.

The grant date fair value as determined under generally accepted accounting principles is shown in the “Summary Compensation Table” below.

Pension Plans, Non-Qualified Deferred Compensation Plans, Change-In-Control Arrangements and Retirement Plans

The Company does not have any pension plans, non-qualified deferred compensation plans or severance, retirement, termination, constructive termination or change in control arrangements for any of its Named Executive Officers for the year ended December 31, 2017.

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Other Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and short and long-term disability, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our Named Executive Officers.

TAX CONSIDERATIONS

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes to its executive officers, these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Our benefit plans are generally designed to permit compensation to be structured to meet the qualified performance-based compensation exception. To maintain flexibility in compensating Named Executive Officers in a manner designed to promote our Company goals and objectives, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation are paid to certain individuals.

We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718. In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution. The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis. The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.

RISK CONSIDERATIONS IN OUR OVERALL COMPENSATION PROGRAM

Our compensation program is designed to focus on meeting the Company’s objectives and goals while discouraging management from undue risk-taking. When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Our compensation program is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., base salary) provides reliable, foreseeable income that mitigates the focus of our employees on our immediate financial performance or our stock price, encouraging employees to make decisions in our best long-term interests. The incentive components are designed to be sensitive to our goals and objectives, performance and stock price. In combination, we believe that our compensation structure does not encourage our officers and employees to take unnecessary or excessive risks in performing their duties.

Moreover, with limited exceptions, our Compensation Committee retains discretion to impose additional conditions and adjust compensation pursuant to our clawback policy as well as for quality of performance and adherence to the Company’s values. The stock options and restricted stock that the Company has granted to its executive officers have a five year vesting period, which further mitigates risk in the event any executive officer departs or is terminated and his options have not vested. The Board may seek reimbursement from an executive officer if it determines that the officer engaged in conduct that was detrimental to the Company and resulted in a material inaccuracy in either our financial statements or in performance metrics that affected the officer’s compensation. If the Compensation Committee or the Board determines that an officer engaged in fraudulent misconduct, it will seek such reimbursement. In cases of misconduct by an executive officer, the Board has discretion to take a range of actions to remedy the misconduct and prevent its recurrence, including terminating the individual’s employment.

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS FROM 2015 THROUGH 2017

The “Summary Compensation Table” set forth below should be read in connection with the tables and narrative descriptions contained in this Compensation Discussion & Analysis. The “Outstanding Equity Awards at Fiscal Year End Table” and “Option Exercises and Stock Vested Table” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) (2) ($)	All Other Compensation ($) (3)	Total ($)

Kelly Hoffman,	2017	$205,000	$-	$618,240	$24,000	$847,240
Chief Executive Officer	2016	175,000	-	740,283	24,000	939,283
	2015	175,000	-	260,762	24,000	459,762

David Fowler,	2017	175,000	-	403,200	24,000	602,200
President	2016	150,000	-	496,650	24,000	670,650
	2015	150,000	-	260,762	24,000	434,762

Daniel D. Wilson,	2017	175,000	-	403,200	-	578,200
Executive Vice President	2016	150,000	-	495,477	-	645,477
	2015	150,000	-	238,167	-	388,167

William R. Broaddrick,	2017	145,000	-	403,200	-	548,200
Chief Financial Officer	2016	125,000	-	398,024	-	523,024
	2015	125,000	-	238,167	-	363,167

(1) See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(2) On December 9, 2015, Ring issued option awards to its Named Executive Officers and directors. On January 13, 2016, upon the recommendation of the Compensation Committee, Ring rescinded the option awards granted to its employees and directors (other than Messrs. McCabe and Rochford, who are the members of the Compensation Committee) as the result of a significant decline in the stock price and re-issued the option awards as of that date to meet the goals and objectives of the Company’s equity based compensation program. The amounts shown as Option Awards include the additional fair value of the new options over the original grant.

(3) Other Compensation for Messrs. Hoffman and Fowler consists of $24,000 in directors fees.

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The Company awards equity through the grant of stock options or restricted stock to key employees and the Named Executive Officers either on the initial date of employment or based on performance incentives throughout the year. The following table reflects the restricted stock granted during 2017.

Grants of Plan-Based Awards

Name	Grant Date	Restricted Stock Grants (#)	Fair Value on Grant Date

Kelly Hoffman	12/19/2017	46,000	$618,240
David Fowler	12/19/2017	30,000	403,200
Daniel D. Wilson	12/19/2017	30,000	403,200
William R. Broaddrick	12/19/2017	30,000	403,200

Named Executive Officers are not separately entitled to receive dividend equivalent rights with respect to each stock option. Each nonqualified stock option award described in the “Grants of Plan-Based Awards Table” above expires ten years from the grant date and vests in equal installments over the course of five years.

The following table provides certain information regarding unexercised stock options outstanding for each Named Executive Officer as of December 31, 2017.

Outstanding Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Grant Date	Option Expiration Date

Kelly Hoffman	110,000	-	$2.00	12/01/11	12/01/21
	400,000	100,000	4.50	01/01/13	01/01/23
	20,000	5,000	10.00	12/16/13	12/16/23
	18,000	12,000	8.00	12/01/14	12/01/24
	8,000	32,000	5.25	01/13/16	01/13/26
	15,000	60,000	11.75	12/13/16	12/13/26

David Fowler	400,000	100,000	4.50	01/01/13	01/01/23
	20,000	5,000	10.00	12/16/13	12/16/23
	18,000	12,000	8.00	12/01/14	12/01/24
	8,000	32,000	5.25	01/13/16	01/13/26
	10,000	40,000	11.75	12/13/16	12/13/26

Daniel D. Wilson	240,000	60,000	4.50	01/01/13	01/01/23
	16,000	4,000	10.00	12/16/13	12/16/23
	15,000	10,000	8.00	12/01/14	12/01/24
	7,000	28,000	5.25	01/13/16	01/13/26
	10,000	40,000	11.75	12/13/16	12/13/26

William R. Broaddrick	60,000	-	2.00	12/01/11	12/01/21
	40,000	-	4.50	08/15/12	08/15/22
	16,000	4,000	10.00	12/16/13	12/16/23
	15,000	10,000	8.00	12/01/14	12/01/24
	7,000	28,000	5.25	01/13/16	01/13/26
	8,000	32,000	11.75	12/13/16	12/13/26

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The following table provides certain information regarding unvested restricted stock outstanding for each Named Executive Officer as of December 31, 2017. All restricted stock awards vest at the rate of 20% each year over five years beginning one year from the date granted and expire ten years from the grant date.

Outstanding Unvested Restricted Stock Awards

Name	Unvested Restricted Stock Grants	Grant Date

Kelly Hoffman	46,000	12/19/17

David Fowler	30,000	12/19/17

Daniel D. Wilson	30,000	12/19/17

William R. Broaddrick	30,000	12/19/17

The following table provides information regarding options exercised by Named Executive Officers during 2015 and 2017.

Option Exercises and Stock Vesting

		Option Awards
Name	Year	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Kelly Hoffman	2015	20,000	$162,800
	2017	120,000	1,313,100

There were no option exercises by Named Executive Officers during 2016.

We use the Black-Scholes option pricing model to calculate the fair-value of each option grant. The expected volatility is based on the historical price volatility of our Common Stock. We elected to use the simplified method for estimating the expected term as allowed by generally accepted accounting principles for options granted during the years ended December 31, 2017, 2016 and 2015. Under the simplified method, the expected term is equal to the midpoint between the vesting period and the contractual term of the stock option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividend over the expected life of the stock options. The following are the Black-Scholes weighted-average assumptions used for options granted during the periods ended December 31, 2017, 2016 and 2015:

	Risk free interest rate	Expected life (years)	Dividend yield	Volatility

April 1, 2015	1.32%	6.5	-	103%
December 9, 2015	1.64%	6.5	-	100%

January 13, 2016	1.51%	6.5	-	100%
May 3, 2016	1.25%	6.5	-	99%
December 13, 2016	1.92%	6.5	-	96%

April 20, 2017	1.78%	6.5	-	94%

As of December 31, 2017, there was $3,741,997 of unrecognized compensation cost related to stock options that will be recognized over a weighted average period of 2.5 years. The aggregate intrinsic value of options vested and expected to vest at December 31, 2017, was $25,126,363. The aggregate intrinsic value of options exercisable at December 31, 2017, was $19,884,600. The year-end intrinsic values are based on a December 31, 2017, closing price of $13.90.

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Options exercised of 165,400 in 2017, 26,500 in 2016 and 65,000 in 2015 had an aggregate intrinsic value on the date of exercise of $1,744,047, $65,089 and $476,642, respectively.

Executive Stock Compensation Plans

The following table sets forth information concerning our executive stock compensation plans as of December 31, 2017.

	Restricted	Number of securities		Number of securities remaining
	stock granted	to be issued upon	Weighted-average	available for future issuance under
	that has not	exercise of	exercise price of	compensation plans (excluding
	vested	outstanding options	outstanding options	securities in column (a))

Equity compensation plans approved by security holders	330,900	3,193,000	$6.07	1,040,200
Equity compensation plans not approved by security holders	-	-	-	-
Total	330,900	3,193,000	$6.07	1,040,200

Long Term Incentive Plan

The Ring Energy, Inc. Long Term Incentive Plan (the “Plan”) was in existence with Stanford Energy, Inc. (“Stanford”) and was adopted by the Board on June 27, 2012, and assumed by the Company upon the acquisition of Stanford. The Plan was also approved by vote of a majority of stockholders on January 22, 2013. The following is a summary of the material terms of the Plan.

Shares Available

Our Plan currently authorizes 5,000,000 shares of our Common Stock for issuance under the Plan. If any shares of Common Stock subject to an Award are forfeited or if any Award based on shares of Common Stock is otherwise terminated without issuance of such shares of Common Stock or other consideration in lieu of such shares of Common Stock, the shares of Common Stock subject to such Award shall to the extent of such forfeiture or termination, again be available for awards under the Plan if no participant shall have received any benefits of ownership in respect thereof. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board of Directors or the Compensation Committee may determine from time to time at its sole option.

Administration

The Committee shall administer the Plan with respect to all eligible individuals or may delegate all or part of its duties under the Plan to a subcommittee or any executive officer of the Company, subject in each case to such conditions and limitations as the Board of Directors may establish. Under the Plan, “Committee” can be either the Board of Directors or a committee approved by the Board of Directors.

Eligibility

Awards may be granted pursuant to the Plan only to persons who are eligible individuals at the time of the grant thereof or in connection with the severance or retirement of Eligible Individuals. Under the Plan, “Eligible Individuals” means (a) employees, (b) non-employee Directors and (c) any other person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Company or any of its subsidiaries (other than services in connection with the offer or sale of securities in a capital raising transaction).

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Stock Options

Under the Plan, the plan administrator is authorized to grant stock options. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options.

Options granted under the Plan become exercisable at such times as may be specified by the plan administrator. In general, options granted to participants become exercisable in five equal annual installments, subject to the optionee’s continued employment or service with our Company. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000.

Each option will be exercisable on such date or dates, during such period, and for such number of shares of Common Stock as shall be determined by the plan administrator on the day on which such stock option is granted and set forth in the option agreement with respect to such stock option; provided, however the maximum term of options granted under the Plan is ten years.

Restricted Stock

Under the Plan, the plan administrator is also authorized to make awards of restricted stock. Before the end of a restricted period and/or lapse of other restrictions established by the plan administrator, shares received as restricted stock will contain a legend restricting their transfer, and may be forfeited in the event of termination of employment or upon the failure to achieve other conditions set forth in the award agreement.

An award of restricted stock will be evidenced by a written agreement between us and the participant. The award agreement will specify the number of shares of Common Stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the participant’s continued employment by us, and any other terms and conditions the plan administrator imposes consistent with the provisions of the Plan. Upon the lapse of the restrictions, any legends on the shares of Common Stock subject to the award will be re-issued to the participant without such legend.

The plan administrator may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. Prior to the vesting of a share of restricted stock granted under the Plan, no transfer of a participant’s rights to such share, whether voluntary or involuntary, by operation of law or otherwise, will vest the transferee with any interest, or right in, or with respect to, such share, but immediately upon any attempt to transfer such rights, such share, and all the rights related thereto, will be forfeited by the participant and the transfer will be of no force or effect; provided, however, that the plan administrator may, in its sole and absolute discretion, vest in the participant all or any portion of shares of restricted stock which would otherwise be forfeited.

Fair Market Value

Under the Plan, “Fair Market Value” means, for a particular day, the value determined in good faith by the plan administrator, which determination shall be conclusive for all purposes of the Plan. For purposes of valuing incentive options, the fair market value of stock: (i) shall be determined without regard to any restriction other than one that, by its terms, will never lapse; and (ii) will be determined as of the time the option with respect to such stock is granted.

Transferability Restrictions

Notwithstanding any limitation on a holder’s right to transfer an award, the plan administrator may (in its sole discretion) permit a holder to transfer an award, or may cause the Company to grant an award that otherwise would be granted to an eligible individual, in any of the following circumstances: (a) pursuant to a qualified domestic relations order, (b) to a trust established for the benefit of the eligible individual or one or more of the children, grandchildren or spouse of the eligible individual; (c) to a limited partnership or limited liability company in which all the interests are held by the eligible individual and that person’s children, grandchildren or spouse; or (d) to another person in circumstances that the plan administrator believes will result in the award continuing to provide an incentive for the eligible individual to remain in the service of the Company or its subsidiaries and apply his or her best efforts for the benefit of the Company or its subsidiaries. If the plan administrator determines to allow such transfers or issuances of awards, any holder or eligible individual desiring such transfers or issuances shall make application therefore in the manner and time that the plan administrator specifies and shall comply with such other requirements as the plan administrator may require to assure compliance with all applicable laws, including securities laws, and to assure fulfillment of the purposes of the Plan. The plan administrator shall not authorize any such transfer or issuance if it may not be made in compliance with all applicable federal and state securities laws. The granting of permission for such an issuance or transfer shall not obligate the Company to register the shares of stock to be issued under the applicable award.

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Termination and Amendments to the Plan

The Board of Directors may (insofar as permitted by law and applicable regulations), with respect to any shares which, at the time, are not subject to awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and may amend any provision of the Plan or any award agreement to make the Plan or the award agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the regulations promulgated under the Code or ERISA, or any other law, rule or regulation that may affect the Plan. The Board of Directors may also amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Company or the Plan or for any other purpose permitted by law. The Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to increase materially the aggregate number of shares of stock that may be issued under the Plan except for certain adjustments.

Our Board and Compensation Committee retain discretion, with respect to shares not yet subject to awards, to impose a “second trigger” or other conditions in any future awards agreements in various circumstances, such as when an employees’ employment is not terminated upon a change in control.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company’s employees and the annual total compensation of Kelly Hoffman, our CEO, for 2017:

Median Employee total annual compensation	$154,740
Total Compensation of Chief Executive Officer - Kelly Hoffman	$823,240
Ratio of CEO to Median Employee compensation	5.3 to 1

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•	We determined that, as of December 31, 2017, our employee population consisted of 36 individuals with all of these individuals located in the U.S. This population consisted of our full-time and part-time employees, as we do not have temporary or seasonal workers. We selected December 31, 2017, as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.

•	We used a consistently applied compensation measure to identify our median employee by comparing the amount of salary or wages, bonuses and restricted stock awards that vested in 2017 as reflected in our payroll records. To make them comparable, salaries for newly hired employees who had worked less than one year were annualized and the target incentive amount was applied to their total compensation measure.

•	We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the U.S., we did not make any cost of living adjustments in identifying the median employee.

•	After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2017 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $154,740.

•	With respect to the annual total compensation of our CEO, we used salary, bonus, restricted stock and stock option awards granted and all other compensation for the 2017 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $823,240.

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Director Compensation

Inside directors receive a monthly stipend of $2,000. Outside directors receive a monthly stipend of $3,000. In 2017, each outside director also received 30,000 shares of restricted stock as an annual bonus. Mr. Rochford received an additional 400,000 shares of restricted stock as additional compensation as Chairman. The stock options and restricted stock granted to our directors vest over a period of five (5) years. Director compensation to Messrs. Fowler and Hoffman is included here but is also included in the executive compensation schedule above. No director receives a salary as a director.

Director Compensation Table

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Lloyd T. Rochford	(2)	$36,000	$1,461,797	$-	$1,485,797
Stanley M. McCabe	(3)	36,000	487,266	-	511,266
David A. Fowler	(4)	24,000	496,650	-	520,650
Kelly Hoffman	(5)	24,000	740,283	-	764,283
Clayton E. Woodrum	(6)	36,000	487,266	-	511,266
Anthony B. Petrelli	(7)	36,000	487,266	-	511,266

(1) See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(2) Lloyd T. Rochford has 315,000 options to purchase Ring stock and 70,000 shares of unvested restricted stock.

(3) Stanley McCabe has 215,000 options to purchase Ring stock and 30,000 shares of unvested restricted stock.

(4) David A. Fowler has an aggregate of 655,000 options to purchase Ring stock and 30,000 shares of unvested restricted stock.

(5) Kelly Hoffman has an aggregate of 900,000 options to purchase Ring stock and 46,000 shares of unvested restricted stock.

(6) Clayton E. Woodrum has 215,000 options to purchase Ring stock and 30,000 shares of unvested restricted stock.

(7) Anthony B. Petrelli has 215,000 options to purchase Ring stock and 30,000 shares of unvested restricted stock.

Compensation Committee Report

Among the duties imposed on our Compensation Committee under its charter is the direct responsibility and authority to review and approve the Company’s goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers, to evaluate the performance of such officers in accordance with the policies and principles established by the Compensation Committee and to determine and approve, either as a Committee, or (as directed by the Board) with the other “independent” Board members (as defined by the NYSE MKT listing standards), the compensation level of the Chief Executive Officer and the other executive officers. During 2017 the Compensation Committee was comprised of the two non-employee Directors named at the end of this report each of whom is “independent” as defined by the NYSE MKT listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Item 11, as required by Item 402(b) of Regulation S-K. Based upon this review and our discussions, the Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this annual report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee of the Board of Directors

Lloyd T. Rochford (Chair)

Stanley McCabe

(1) SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this Compensation Committee Report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 as amended, or the Securities Exchange act of 1934, as amended.

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Compensation Committee Interlocks and Insider Participation

As of December 31, 2017, the Compensation Committee was comprised of two directors, Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman. Messrs. Rochford and McCabe are currently serving as the members of the Compensation Committee. Neither of our directors who currently serve as members of our Compensation Committee is, or has at any time in the past been, an officer or employee of the Company or any of its subsidiaries. The office space being leased by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Mr. Rochford, Chairman of the Board of the Company, and Mr. McCabe, a director of the Company. During the years ended December 31, 2015 through December 31, 2017, the Company paid an aggregate of $180,000 to Arenaco, LLC.

None of our executive officers serves, or has served, during the last completed fiscal year, on the compensation committee or board of directors of any other company that has one or more executive officers serving on our Compensation Committee or Board.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

Certain Relationships and Related Transactions

The office space being leased by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Mr. Rochford, Chairman of the Board of the Company, and Mr. McCabe, a director of the Company. During the years ended December 31, 2017, 2016 and 2015, the Company paid an aggregate of $180,000 to Arenaco, LLC for the lease of the office space.

The Audit Committee reviews any related party transactions. Annually, each Board member is required to submit an Independence Certificate, disclosing any affiliations or relationships for evaluation as related party transactions.

Review, Approval or Ratification of Transactions with Related Parties

The Board reviews and approves all relationships and transactions in which it and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board shall consider the relevant facts and circumstances available and deemed relevant to this determination. In each case, the standard applied in approving the transaction is the best interests of the Company without regard to the interests of the individual officer or director involved in the transaction. These procedures for reviewing and approving conflict of interest transactions are based on the Company’s past practice and are not contained in any written policy.

Director Independence

The standards relied upon by the Board in determining whether a director is “independent” are those set forth in the rules of the NYSE American. The NYSE American generally defines the term “independent director” as a person other than an executive officer or employee of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Because the Board believes it is not possible to anticipate or provide for all circumstances that might give rise to conflicts of interest or that might bear on the materiality of a relationship between a director and the Company, the Board has not established specific objective criteria, apart from the criteria set forth in the NYSE American rules, to determine “independence”. In addition to the NYSE American criteria, in making the determination of “independence”, the Board considers such other matters including, without limitation, (i) the business and non-business relationships that each independent director has or may have had with the Company and its other directors and executive officers, (ii) the stock ownership in the Company held by each such director, (iii) the existence of any familial relationships with any executive officer or director of the Company, and (iv) any other relevant factors which could cause any such Director to not exercise his independent judgment.

Consistent with these standards, our Board has determined that Messrs. McCabe, Petrelli, Rochford and Woodrum are each “independent” directors within the meaning the NYSE American definition of independent director set forth in the Company Guide, Part 8, Section 803(A).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our Common Stock by (i) each person who is known to us to be the beneficial owner of more than five percent (5%) of our Common Stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and Named Executive Officers; and (iii) our directors and executive officers as a group. The mailing address for each of the persons indicated in the table below is our corporate headquarters. The percentage ownership is based on shares outstanding at November 1, 2018.

Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owners	Number		Percent
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,669,372	(1)	11.0%

RBC Global Asset Management (U.S.) Inc. 50 South Sixth Street, Suite 2350 Minneapolis, Minnesota 55402	3,919,773	(2)	6.4%

Daruma Capital Management, LLC Mariko O. Gordon 626 King Avenue Bronx, NY 10464	3,212,911	(3)	5.3%

Name of Directors and Executives Officers
Kelly Hoffman	595,546	(4)	1%

David A. Fowler	710,200	(5)	1%

Daniel D. Wilson	406,000	(6)	1%

William R. Broaddrick	187,000	(7)	*

Lloyd T. Rochford	1,721,000	(8)	3%

Stanley M. McCabe	1,838,634	(9)	3%

Anthony B. Petrelli	258,000	(10)	*

Clayton E. Woodrum	171,248	(11)	*

All directors and executive officers as a group (8 persons)	5,828,628	(12)	10%

*	Represents beneficial ownership of less than 1%.

(1)	Based on the Schedule 13G/A filed on March 8, 2018, BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of 6,669,372 shares. BlackRock reports sole voting power over 6,550,160 shares and sole dispositive power over 6,669,372 shares.

(2)	Based on the Schedule 13G/A filed on February 12, 2018, RBC Global Asset Management (U.S.) Inc. (“RBC”) may be deemed to be the beneficial owner of 3,919,773 shares. RBC reports sole voting power over zero shares and sole dispositive power over zero shares.

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(3)	Based on the Schedule 13G filed on February 14, 2018, Daruma Capital Management, LLC (“Daruma”) and Mariko O. Gordon (“Gordon”) may be deemed to be the beneficial owner of 3,212,911 shares. Daruma and Gordon report sole voting power over zero shares and sole dispositive power over zero shares.

(4)	Includes 553,000 shares issuable upon the exercise of stock options that are currently exercisable, 26,000 shares issuable upon the exercise of stock options exercisable within 60 days and 9,200 shares of restricted stock that vests within 60 days.

(5)	Includes 548,000 shares issuable upon the exercise of stock options that are currently exercisable, 21,000 shares issuable upon the exercise of stock options exercisable within 60 days and 6,000 shares of restricted stock that vests within 60 days.

(6)	Includes 341,000 shares issuable upon the exercise of stock options that are currently exercisable, 19,000 shares issuable upon the exercise of stock options exercisable within 60 days and 6,000 shares of restricted stock that vests within 60 days.

(7)	Includes 139,000 shares issuable upon the exercise of stock options that are currently exercisable, 17,000 shares issuable upon the exercise of stock options exercisable within 60 days and 6,000 shares of restricted stock that vests within 60 days.

(8)	Includes (i) 164,000 shares issuable upon the exercise of stock options that are currently exercisable, 43,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and, 14,000 shares of restricted stock that vests within 60 days and (ii) 1,580,000 shares held by a family trust controlled by Mr. Rochford.

(9)	Includes (i) 144,000 shares issuable upon the exercise of stock options that are currently exercisable, 23,000 shares issuable upon the exercise of stock options that are exercisable within 60 days and 6,000 shares of restricted stock that vests within 60 days and (ii) 1,665,634 shares held by a family trust controlled by Mr. McCabe.

(10)	Includes 553,000 shares issuable upon the exercise of stock options that are currently exercisable, 26,000 shares issuable upon the exercise of stock options exercisable within 60 days and 9,200 shares of restricted stock that vests within 60 days.

(11)	Includes 553,000 shares issuable upon the exercise of stock options that are currently exercisable, 26,000 shares issuable upon the exercise of stock options exercisable within 60 days and 9,200 shares of restricted stock that vests within 60 days.

(12)	Includes 553,000 shares issuable upon the exercise of stock options that are currently exercisable, 26,000 shares issuable upon the exercise of stock options exercisable within 60 days and 9,200 shares of restricted stock that vests within 60 days.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

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Securities Authorized for Issuance Under Equity Compensation Plan

The following table sets forth information concerning our executive stock compensation plans as of December 31, 2017.

	Restricted	Number of securities		Number of securities remaining
	stock granted	to be issued upon	Weighted-average	available for future issuance under
	that has not	exercise of	exercise price of	compensation plans (excluding
	vested	outstanding options	outstanding options	securities in column (a))

Equity compensation plans approved by security holders	330,900	3,193,000	$6.07	1,040,200
Equity compensation plans not approved by security holders	-	-	-	-
Total	330,900	3,193,000	$6.07	1,040,200

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Section 16(a) reports furnished to us for our most recent fiscal year, we know of no director, officer or beneficial owner of more than ten percent of our Common Stock who failed to file on a timely basis reports of beneficial ownership of the our Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

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PROPOSAL 2: Non-binding, advisory vote TO APPROVE
NAMED executive OFFICER compensation

In accordance with Section 14A of the Exchange Act, we are providing the stockholders of the Company the opportunity to cast a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the Company’s stockholders and will consider the outcome of the vote when making future compensation decisions.

As described under the heading “Compensation Discussion and Analysis,” our compensation policies and programs support our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our Named Executive Officers with those of our stockholders, we believe that each Named Executive Officer’s total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to Named Executive Officers should be aligned with the interests of the Company’s stockholders. The Company strives to attract, motivate and retain high-quality executives who are willing to accept a lower base compensation in cash and be rewarded with equity awards based on performance and the achievement of the goals and objectives of the Company, thereby allowing the Company to better align the interests of its executives with its stockholders.

Specifically, the primary objectives of our compensation policies are as follows:

•	Align the compensation of our Named Executive Officers and other managers with our stockholders’ interests and motivate our executive officers to meet the Company’s objectives;

•	Pay for performance, taking into consideration both the performance of the Company and the individual in determining executive compensation;

•	Promote Named Executive Officer accountability by compensating Named Executive Officers for their contributions to the achievement of the Company’s objectives (while discouraging excessive risk-taking not in the interest of long term value for our stockholders); and

•	Attract and retain highly qualified executives with significant industry knowledge and experience by providing them with a fair compensation program that provides financial stability and incentivizes growth in stockholder value.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the SEC’s compensation disclosure rules. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of our stockholders.

BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR the approval of the compensation paid to our Named Executive Officers as set forth in this proxy statement.

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AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three independent, non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the NYSE American listing standards. The Board has determined that one of the members of the Audit Committee, Mr. Woodrum, is an “audit committee financial expert” as defined by the rules of the SEC.

The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, as may be amended from time to time by the Board. The principal functions of the Audit Committee are to assist the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate our independent auditors and to approve the compensation paid to our independent auditors. The Audit Committee is also responsible for overseeing our internal audit function. This is a report on the Audit Committee’s activities relating to 2017.

Review of Audited Financial Statements with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operation with management of the Company for the fiscal year ended December 31, 2017.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with Eide Bailly, the Company’s independent registered public accounting firm, the matters required to be discussed as described in Statement on Auditing Standards (“SAS”) No. 61 - Communication with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by applicable Public Company Accounting Oversight Board requirements regarding the firm’s communications with the Audit Committee concerning independence and has discussed with Eide Bailly the independent registered public accounting firm’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by Eide Bailly to the Company. The Audit Committee has also considered whether the provision of non-audit services to the Company by Eide Bailly LLP is compatible with maintaining its independence.

Recommendation that Financial Statements be Included in the Annual Report

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

THE AUDIT COMMITTEE,

Clayton E. Woodrum (Chairman)

Anthony B. Petrelli

Stanley McCabe

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PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANT FEES AND SERVICES PAID IN 2017 AND 2016

The Audit Committee selected Eide Bailly as its independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor.

Fees and Independence

Audit Fees. Eide Bailly billed the Company an aggregate of $120,000 for professional services rendered for the review of the Company’s financial statements included in its Quarterly Reports on Form 10-Q for 2017 and the audit of the Company’s financial statements for the year ended December 31, 2017, and an aggregate of $105,000 for professional services rendered for the review of the Company’s financial statements included in its Quarterly Reports on Form 10-Q for 2016 and the audit of the Company’s financial statements for the year ended December 31, 2016.

Audit Related Fees. Eide Bailly billed the Company $25,571 and $19,100, respectively, for services related to the Company’s filings of registration statements for the years ended December 31, 2017 and 2016.

Tax Fees. Eide Bailly billed the Company $10,500 and $18,250, respectively, for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2017 and 2016.

All Other Fees. No other fees were billed by Eide Bailly to the Company during 2017 and 2016.

The Audit Committee has determined that the provision of services by Eide Bailly described above is compatible with maintaining Eide Bailly’s independence as the Company’s principal accountant. The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by our independent registered public accounting firm. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services. Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.

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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF Eide Bailly LLP

With authority granted by our Board, the Audit Committee has appointed Eide Bailly LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018. Although stockholder ratification of the selection of Eide Bailly LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of our stockholders and us.

Representatives from Eide Bailly LLP may be present at the Annual Meeting. If present, these representatives will have the opportunity to make a statement if they desire to do so, and would be available to respond to appropriate questions.

BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR ratification of the appointment of Eide Bailly LLP as Ring Energy, Inc.’s independent auditor for the 2018 fiscal year. The management proxy holder will vote all properly submitted proxies FOR ratification unless properly instructed otherwise.

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2019 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2019 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our bylaws. It is anticipated that the 2019 Annual Meeting of Stockholders will be held in June or July 2019. A stockholder making a nomination for election to our Board or a proposal of business for the 2019 Annual Meeting of Stockholders must deliver proper notice to us no later than the close of business on March 1, 2019.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to us must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. From time to time, the Nominating and Corporate Governance Committee may request additional information from the nominee or the stockholder. For additional information about the notice requirements for director nominations, see our bylaws. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. For additional information about the notice requirements for other stockholder business, see our bylaws.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2019 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 1, 2019, such notice being delivered or mailed to our Secretary, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 1, 2019, and the matter nonetheless is permitted to be presented at the 2019 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER BUSINESS

Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Meeting or any postponements or adjournments thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interest of our Company and our stockholders.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the year ended December 31, 2017, excluding exhibits, is available at www.ringenergy.com, and will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to: Ring Energy, Inc., Attention: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136 or call (918) 499-3880.

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1 OF 2

VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

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KEEP THIS PORTION FOR YOUR RECORDS

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	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000391126_1 R1.0.1.17

111234567812345678123456781234567812345678123456781234567812345678NAMETHE COMPANY NAME INC. - COMMON123,456,789,012.12345THE COMPANY NAME INC. - CLASS A123,456,789,012.12345THE COMPANY NAME INC. - CLASS B123,456,789,012.12345THE COMPANY NAME INC. - CLASS C123,456,789,012.12345THE COMPANY NAME INC. - CLASS D123,456,789,012.12345THE COMPANY NAME INC. - CLASS E123,456,789,012.12345THE COMPANY NAME INC. - CLASS F123,456,789,012.12345THE COMPANY NAME INC. - 401 K123,456,789,012.12345→x020000000000JOB #1 OF 21 OF 2PAGESHARESCUSIP #SEQUENCE #THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX]DateDateCONTROL #SHARESTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 00000391126_1 R1.0.1.17ForWithholdFor AllAllAllExceptThe Board of Directors recommends you vote FORthe following:1. Election of Directors Nominees01 KELLY HOFFMAN02 DAVID A. FOWLER03 LLOYD T. ROCHFORD04 STANLEY M. MCCABE05 ANTHONY B. PETRELLI06 CLAYTON E. WOODRUMRING ENERGY, INC.6555 S. LEWIS AVE, SUITE 200TULSA, OK 74136Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR proposals 2 and 3.ForAgainstAbstain2. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.3. TO RATIFY THE APPOINTMENT OF EIDE BAILLY LLP AS THE COMPANY'S AUDITORS FOR 2018NOTE: CONSIDERATION OF ANY MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENTTHEREOF.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name, by authorized officer.For address change/comments, mark here.(see reverse for instructions)YesNoPlease indicate if you plan to attend this meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement and Third Quarter Form 10Q are available at www.proxyvote.com

The undersigned, a stockholder of RING ENERGY, INC. (the "Company"), having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated November 14, 2018, does hereby appoint William R. Broaddrick, proxy and attorney-in-fact with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Hilton Garden Inn Midland located at 1301 North Loop #250 West, Midland, Texas 79706, on December 11, 2018, at 10:00 a.m. Central Standard Time, or at any adjournment or postponement thereof, and to vote all shares of the Company's voting securities that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting, as designated below.

This Proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all directors; FOR Proposal 2; FOR Proposal 3; and as the Board of Directors may recommend on such other business as may properly come before the annual meeting.

Address change/comments:

____

____

____

Continued and to be signed on reverse side

0000391126_2 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report, Notice & Proxy Statement andThird Quarter Form 10Q are available atwww.proxyvote.com RING ENERGY, INC.Annual Meeting of StockholdersDecember 11, 2018 10:00 AM Central Standard TimeThis proxy is solicited on behalf of the Board of Directors Theundersigned,astockholderofRINGENERGY,INC.(the“Company”),havingreceivedtheNoticeofAnnualMeetingofStockholdersandProxyStatementdatedNovember14,2018,doesherebyappointWilliamR.Broaddrick,proxyandattorney-in-factwithfullpowerofsubstitution,forandinthenameoftheundersignedtorepresenttheundersignedattheAnnualMeetingofStockholdersoftheCompanytobeheldatHiltonGardenInnMidlandlocatedat1301NorthLoop#250West,Midland,Texas79706,onDecember11,2018,at10:00a.m.CentralStandardTime,oratanyadjournmentorpostponementthereof,andtovoteallsharesoftheCompany’svotingsecuritiesthattheundersignedwouldbeentitledtovoteifthenandtherepersonallypresent,onthematterssetforthonthe reverse side, and all such other business as may properly come before the meeting, as designated below.ThisProxywillbevotedasdirected,orifnocontrarydirectionisindicated,willbevotedFORtheelectionofalldirectors;FORProposal2;FORProposal 3; and as the Board of Directors may recommend on such other business as may properly come before the annual meeting. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side